                                                                      Exhibit 6

[Sutherland Asbill & Brennan LLP]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus and supplement included in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 for Survivorship Life 2002, issued through the New England Variable Life Separate Account (File No. 333-89409). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By: /s/ Stephen E. Roth
                                                -------------------------------
                                                Stephen E. Roth


Washington, D.C.
April 24, 2002